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                                 EXHIBIT 10.14

                              SECURITY AGREEMENT


         This Security Agreement (the "Security Agreement"), is by and between NEW ENGLAND WIRELESS SYSTEMS, INC., a Vermont corporation with its principal place of business in Ascutney, Vermont (the "Borrower"), and ALAN R. ACKERMAN, an individual residing in New York, New York (the "Lender").

                                  Background



         1. The Lender made a number of cash advances and loans to the Borrower's parent company, Worldwide Wireless Systems, Inc. (the "Company"). As of September 30, 1997, the total principal amount due to the Lender was $1,616,057. This amount plus interest thereon has been reflected in a promissory note from the Company dated as of _______, 1997 (the "Note").


         2. The loans made to the Company by Lender have been used to fund the Borrower.

         3. In consideration of the loans made by Lender and the Lender's agreement to the terms of the Note, the Borrower has agreed to grant to the Lender a security interest in its assets as described below.


                            N O W ,  T H E R E F O R E ,

         In consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereby agree as follows:

                                   ARTICLE 1

                               Security Interest

         Section 1.1. Grant of Security Interest. The Borrower hereby grants to the Lender, on the terms and conditions hereinafter set forth, a continuing security interest in all of the Borrower's right, title and interest in and to all tangible and intangible assets of the Borrower, including, without limitation, all equipment, machinery, furnishings, supplies, inventory, books, records, customer lists, goods, agreements, documents, contracts, instruments, goodwill, general intangibles, accounts, accounts receivable, cash, chattel paper, computer hardware and software, contracts, contract rights, vehicles, and the proceeds and products thereof, whether now owned or hereafter acquired and wherever located (the "Collateral"), and payments under insurance (whether or not the Lender is the loss payee) payable by reason of loss or damage to any of the foregoing Collateral.

         Section 1.2. Security for Obligations. This Security Agreement secures the payment and performance of all obligations of the Borrower now or hereafter existing under the Note, whether for principal, interest, costs, fees, expenses or otherwise and all obligations of the Borrower under this Agreement (the "Obligations").

         Section 1.3. Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of all



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Obligations, (ii) be binding upon the Borrower, its successors, transferees and assigns, and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its transferees and assigns.

         Section 1.4. The Borrower Remains Liable. Anything herein to the contrary notwithstanding:

         (a) The Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

         (b) The exercise by the Lender of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

         (c) The Lender shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 1.5. Security Interest Absolute. All rights of the Lender and the security interests granted to the Lender hereunder shall be absolute and unconditional, irrespective of:

         (a) Any lack of validity or enforceability of the Note, or any other document or instrument relating to any of them;

         (b) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations or any other amendment to or waiver of or any consent to any departure from the Note, this Agreement or any other document or instrument relating to any of them;

         (c) Any exchange, release or non-perfection of any collateral (including the Collateral) or any release of or amendment to or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

         (d) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a third party grantor of a security interest.

         Section 1.6. Release of Security The security interest granted to the Lender hereunder shall be released by the Lender upon the Lender's receipt of payment in the amount of One Million Two Hundred Thousand Dollars ($1,200,000) toward payment of the total indebtedness described in the Note.

                                   ARTICLE 2

                        Representations and Warranties

         The Borrower hereby represents and warrants to the Lender as follows:


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         Section 2.1. Truthfulness and Completeness. All information with respect to the Collateral and all other written information hereafter furnished by the Borrower to the Lender, is or will be true and correct as of the date furnished.

         Section 2.2. Validity, etc. This Agreement creates a valid security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

         Section 2.3. Subordination. The security interest of the Lender created by this Agreement shall be subject and subordinate in all respects to the terms and conditions of any security interest that may be granted by the Borrower in connection with any future financing or extension of credit by a bank or institutional lender. The Lender agrees to promptly execute and deliver such instruments and documents, and take all further actions that may be necessary or desirable to evidence the continued subordination of the Lender's interest to the security interest of any bank or institutional lender pursuant to a future financing or extension of credit as described above.


                                   ARTICLE 3

                                   Covenants

         The Borrower covenants and agrees, so long as any portion of the Obligations shall remain unpaid, unless the Lender shall otherwise consent in writing, to perform the obligations set forth below:

         Section 3.1. Maintenance of Collateral. The Borrower will keep the Collateral in good order and repair, ordinary wear and tear excepted, and will not waste or destroy the same or any portion thereof.

         Section 3.2. Payment of Taxes, etc. The Borrower will pay when due all existing or future charges, liens or encumbrances on the Collateral and all taxes and assessments now or hereafter imposed on or affecting it, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been set aside.

         Section 3.3. Location of Books and Records. The Borrower will keep its records concerning the Collateral at the address of the Borrower set forth in the preamble. Such records will be of such character as to enable the Lender or its representatives to determine at any time the status thereof, and the Borrower will not maintain or keep a copy of any such record at any other address or location; provided, however, that the Borrower may keep a duplicate copy of any such records at the business office of its professional advisors, or in a safety deposit box at a local banking institution.

         Section 3.4. Reports. The Borrower will furnish the Lender such information concerning the Borrower, the Collateral and any of the Borrower's account debtors as the Lender may at any time reasonably request.

         Section 3.5. Transfers and Other Liens. The Borrower shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of all or any of the Collateral, except in the ordinary course of business, or (ii) create or suffer to exist any lien, charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any person or entity, except for the security interest created by this Security Agreement.


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                                   ARTICLE 4

                                  The Lender

         Section 4.1. The Lender May Perform. If the Borrower fails to perform any agreement contained herein, at the Lender's option, the Lender may itself perform, or cause performance of, such agreement. The Borrower agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender pursuant to the foregoing authorization. Until default under the Loan Agreement or under this S ecurity Agreement, the Borrower may have possession of the Collateral and use it in any lawful manner not inconsistent with this Security Agreement and not inconsistent with any policy of insurance thereon.

         Section 4.2. The Lender has No Duty. The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty on the Lender to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting of monies actually received by it hereunder and any other duties imposed by the Uniform Commercial Code as in effect in the State of Vermont (the "UCC"), the Lender shall have no duty as to the Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral.

                                   ARTICLE 5

                                   Remedies

         Section 5.1.  Certain Remedies.

         (a) In the event of any default by the Borrower under this Security Agreement, the Note, or any document or instrument relating to any of them, the Lender may declare the Obligations immediately due and payable and shall have the remedies of a Lender under the UCC. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to the parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Borrower reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed to the Borrower via registered or certified mail, postage prepaid, at least ten (10) days before the time of sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Lender's reasonable attorneys' fees and legal expenses.

         (b) All cash proceeds received by the Lender in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 5.3) in whole or in part by the Lender against, all or any Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.



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         (c)      Lender's remedies shall be subject and subordinate to the
                  terms and conditions of any future security interest that may be granted by the Borrower in connection with any future financing or extension of credit by a bank or institutional lender.

         Section 5.2. Further Assurances. The Borrower agrees that, from time to time at its own expense, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable or that the Lender may request, in order to perfect, preserve and protect the Collateral and any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

         Section 5.3.  Indemnity and Expenses.

         (a) The Borrower agrees to indemnify the Lender from and against any and all claims, losses and liabilities arising out of or resulting from the failure by the Borrower to perform or observe any of the provisions of this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or wilful misconduct.

         (b) Except as set forth in subsection (a) above, if either party resorts to suit or other legal proceedings to enforce any right or remedy hereunder, the non-prevailing party agrees to pay the prevailing party's costs of suit and enforcement, including reasonable attorneys' fees.

         Section 5.4. Records Accessibility by the Borrower. In the event the Lender takes possession of the Collateral in accordance with this Agreement, the Lender shall provide the Borrower and the Borrower's professional advisers, with reasonable access to such records as may be the basis of any claim, action, suit or proceeding, at the Borrower's sole cost and expense.

                                   ARTICLE 6

                                 Miscellaneous

         Section 6.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Vermont.

         Section 6.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.3. Notices. Any notice or other communication to be given hereunder shall be in writing and mailed to such party at its principal business address.

         Section 6.4. Remedies Cumulative. The rights and remedies herein are cumulative, and not exclusive of other rights and remedies which may be granted or provided by law.

         Section 6.5. Entire Agreement; Amendment. This Security Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and there are no covenants, promises, agreements, conditions or understandings, oral or written, except as herein set forth. This Security Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom such amendment, waiver or discharge is to be enforced.


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         IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the ___ day of ____________, 1997.

IN PRESENCE OF:                           NEW ENGLAND WIRELESS, INC.


____________________________              By:___________________________________
Witness                                              Duly Authorized Agent





____________________________              ______________________________________
Witness                                              Alan R. Ackerman






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